UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On December 22, 2008, PDI Global Limited (“PDI Global”), a wholly owned subsidiary of Scientific Energy, Inc. (the "Company") entered into a Share Purchase Agreement with Silverbird Holdings Limited, a British Virgin Island corporation (“Silverbird”). Pursuant to the agreement, PDI Global agreed to sell and Silverbird agreed to acquire 72% of equity interest in Kabond Investments Limited (“Kabond”), a subsidiary of PDI Global, for $39.6 million Hong Kong dollars, approximately US$5.08 million in cash.

Kabond was a joint venture established in January 2008 by PDI Global and China Resources Development Group, Limited, a Hong Kong corporation (“China Resources”). At its establishment, the Company invested $39.6 million Hong Kong dollars (approximately USD$5.08 million) into Kabond for 72% of its capital shares, and China Resources, jointly with its partner, invested $15.4 million Hong Kong dollars (approximately USD$1.98 million) into Kabond to receive 28% of Kabond’s capital shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

Date: December 23, 2008	By:	/s/ Stanley Chan
	Name:	Stanley Chan
	Title:	President & CEO